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                             MIDDLEBY MARSHALL INC.
                                       AND
                             ASBURY ASSOCIATES, INC.
                                       AND
                          VICTORY REFRIGERATION COMPANY
                                       AND
                           VICTORY INTERNATIONAL, INC.


                       FOURTH AMENDMENT TO NOTE AGREEMENT


                          Dated as of January 15, 1997



         Re:       Note Agreement Dated as of January 1, 1995
                                       and
                     $15,000,000 10.99% Senior Secured Notes
                              Due January 10, 2003
                                       and
                        Warrant to Purchase Common Stock
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

                                TABLE OF CONTENTS

SECTION                         HEADING                                  PAGE
SECTION 1        AMENDMENTS TO THE ORIGINAL NOTE AGREEMENT...............  2

     Section 1.1 Amendment to Section 5.9 of the Original Note
                 Agreement...............................................  2
     Section 1.2 Amendment to Section 5.11 of the Original Note
                 Agreement...............................................  3
     Section 1.3 Amendment to Section 5.14 of the Original Note
                 Agreement...............................................  3
     Section 1.4 Amendment to Section 5.15 of the Original Note
                 Agreement...............................................  4
     Section 1.5 Amendment to Section 8 of the Original Note
                 Agreement...............................................  6
SECTION 2        WAIVER AND CONSENTS.....................................  8

SECTION 3        REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS..........  8

SECTION 4        CONDITIONS PRECEDENT....................................  9

SECTION 5        MISCELLANEOUS........................................... 10

     Section 5.1 Effective Date; Ratification............................ 10
     Section 5.2 Successors and Assigns.................................. 11
     Section 5.3 Counterparts............................................ 11
     Section 5.4 Fees and Expenses....................................... 11
     Section 5.5 No Legend Required...................................... 11
     Section 5.6 Governing Law........................................... 11
Exhibit A     --    Second Amendment to Loan and Security Agreement
Exhibit B     --    Third Amendment to Loan and Security Agreement
Exhibit C     --    Form of Parent Support Letter

                             MIDDLEBY MARSHALL INC.
                                       AND
                             ASBURY ASSOCIATES, INC.
                                       AND
                          VICTORY REFRIGERATION COMPANY
                                       AND
                           VICTORY INTERNATIONAL, INC.
                       SECOND AMENDMENT TO NOTE AGREEMENT
            Re:     Note Agreement Dated as of January 1, 1995
                                       and
                     $15,000,000 10.99% Senior Secured Notes
                              Due January 10, 2003
                                       and
                        Warrant to Purchase Common Stock

                                                                     Dated as of
                                                                January 15, l997

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

     Reference is made to the Note Agreement dated as of January 1, 1995 (the "1995 Note Agreement"), between and among Middleby Marshall Inc., a Delaware corporation ("MMI"), Asbury Associates, Inc., a Florida corporation ("Asbury"; Asbury and MMI each hereinafter sometimes individually referred to as an "Obligor" and collectively as the "Original Obligors"), and you (the "Noteholder"), under and pursuant to which $15,000,000 aggregate principal amount of Senior Notes Due January 10, 2003 (the "Notes") were originally issued.

     Reference is further made to the First Amendment to Note Agreement dated as of March 1, 1996 (the "First Amendment"; the 1995 Note Agreement as amended by the First Amendment is hereinafter referred to as the "Original Note Agreement"), between and among the Original Obligors, Victory International, Inc. ("Victory International"), a Wholly-owned Subsidiary of MMI, and Victory Refrigeration Company ("Victory"), a Delaware corporation and a Wholly-owned Subsidiary of Victory International (each of Victory and Victory International being hereinafter sometimes individually also referred to as an "Obligor" and collectively with the Original Obligors as the "Obligors") and the Noteholder, under and pursuant to which the 1995 Note Agreement was amended. Capitalized terms not otherwise defined herein shall have the respective meanings assigned thereto in the Original Note Agreement.

     The Obligors desire to undertake the following, namely, (i) the series of sales covering all of the assets of Victory (the "Victory Sales") and (ii) the amending of the terms of the Original Note Agreement and the Finance Company Loan Agreement as would be necessary in order to permit the Victory Sales and to permit certain investments in, and guarantees of the obligations of, the Philippine subsidiary of MMI. The Victory Sales and such amending of the Original Note Agreement and the Finance Company Loan Agreement are hereinafter collectively referred to as the "1997 Changes."

     Pursuant to Section 7 of the Original Note Agreement, the holders of at least 51% in aggregate principal amount of the outstanding Notes must consent to any amendments of the Original Note Agreement or the Security Documents in connection with the Obligors' accomplishing the 1997 Changes. Since the Noteholder is the holder of 100% in aggregate principal amount of the outstanding Notes, the Obligors hereby request that it accept the amendments set forth below. On the Effective Date (as hereinafter defined) this instrument shall constitute an agreement which amends the Original Note Agreement in the respects hereinafter set forth.

SECTION 1. AMENDMENTS TO THE ORIGINAL NOTE AGREEMENT.

     Section  1.1.  Amendment  to Section 5.9 of the  Original  Note  Agreement.
Section 5.9 of the Original Note Agreement shall be, and is hereby, amended in its entirety to read as follows:

          "Section 5.9. Fixed Charges Coverage Ratio. The Obligors will at all times keep and maintain the ratio of Consolidated Net Income Available for Fixed Charges for the immediately preceding four fiscal quarter period to Consolidated Fixed Charges for such four fiscal quarter period at not less than:

                   DURING THE PERIOD                      MINIMUM LEVEL

                   1995 Fiscal Year                        1.75 to 1.00

               December 31, 1995 through
                     June 29, 1996                         2.00 to 1.00

                 June 30, 1996 through
                     March 29, 1997                        1.55 to 1.00

                March 30, 1997 through                     1.75 to 1.00
                    January 3, 1998

               1998 Fiscal Year and each                   2.00 to 1.00"
                 Fiscal Year thereafter

     Section 1.2. Amendment to Section 5.11 of the Original Note Agreement.  (a)
Section 5.11(a) of the Original Note Agreement shall be, and is hereby, amended by amending in its entirety clause (10) thereof to read as follows:

               "(10) Indebtedness of MPC, FAB-Asia, the Japanese Subsidiary or the Taiwanese Subsidiary provided that (i) FAB-Asia shall have no Indebtedness except mortgage Indebtedness in an amount not to exceed $500,000 outstanding on the Effective Date, (ii) no such Indebtedness shall be secured by any Lien upon property or assets of any Obligor or any other Subsidiary, and (iii) no Obligor or other Subsidiary shall be liable with respect to such Indebtedness except to the extent that any Guaranty by the Obligors of obligations incurred by, together with the Investment of the Obligors or any other Subsidiary in and to, (x) FAB-Asia or MPC shall not exceed $6,400,000 in the aggregate in U.S. dollars at any time, (y) the Japanese Subsidiary shall not exceed $600,000 in U.S. dollars at any time or (z) the Taiwanese Subsidiary shall not exceed $200,000 in U.S. dollars at any time; and"

     (b) Section 5.11(a) of the Original Note Agreement shall be, and is hereby, further amended by adding a clause (11) thereto to read as follows:

               "(11) Indebtedness of MMI evidenced by a Guaranty of the obligations of MPC under the MPC Revolving Credit Facility; provided that the obligations of MMI under such Guaranty shall not exceed $3,700,000."

     Section 1.3.  Amendment to Section  5.14 of the  Original  Note  Agreement.
Section 5.14 of the Original Note Agreement shall be, and is hereby, amended by amending in its entirety clause (a) thereof to read as follows:

          "(a) Investment by the Obligors and their respective Subsidiaries in and to Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary of an Obligor or one of its Wholly-owned Subsidiaries; provided that in no event shall the Investment of the Obligors in and to, together with any Guaranty by the Obligors of obligations incurred by, (i)FAB-Asia or MPC exceed $6,400,000 in the aggregate in U.S. dollars at any time, or
     (ii) the Japanese Subsidiary exceed $600,000 in U.S. dollars at any time, or (iii) the Taiwanese Subsidiary exceed $200,000 in U.S. dollars at any time; provided further, that in each case the Investments described in clause (i), (ii) and (iii) above shall be limited to the amounts set forth above without regard to whether the Obligors would otherwise be permitted to make a greater Investment in FAB-Asia, MPC, the Japanese Subsidiary or the Taiwanese Subsidiary within the limitations of clause (k) of this
     Section 5.14;"

     Section 1.4.  Amendment to Section  5.15 of the  Original  Note  Agreement.
Section 5.15 of the Original Note Agreement shall be, and is hereby, amended by amending in its entirety clause (b) thereof to read as follows:

          "(b) The Obligors will not, and will not permit any of their respective Subsidiaries to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value); provided that the foregoing restrictions do not apply to:

               (1) the sale, lease, transfer or other disposition of assets of a Subsidiary of MMI to MMI or a Wholly-owned Subsidiary of MMI; or

               (2) the sale or transfer of assets of an Obligor or any of its respective Subsidiaries whenever it is determined in the good faith judgment of the Board of Directors of MMI in the event the fair market value of such assets being disposed of equals or exceeds $1,000,000 or a Responsible Officer of MMI in the event that the fair market value of such assets being disposed of is less than $1,000,000 that such assets are obsolete, worn-out or without economic value to such Obligor or such Subsidiary; or

               (3) the exchange in an arms-length transaction of assets, provided that (i) the assets acquired by an Obligor or any of its respective Subsidiaries in connection with such exchange shall have a fair market value (as determined in good faith by the Board of Directors of MMI in the event the fair market value of such assets being disposed of equals or exceeds $1,000,000 or a Responsible Officer of MMI in the event that the fair market value of such assets being disposed of is less than $1,000,000) equal to or greater than the fair market value of the assets disposed of by such Obligor or such Subsidiary in connection with such exchange, (ii) the assets acquired by such Obligor or such Subsidiary in connection with such exchange shall be similar in nature to the assets sold or otherwise disposed of in connection with such exchange, and (iii) the assets so acquired are free and clear of any Lien and are useful and are intended to be used in the business of the Obligors and their respective Subsidiaries as described in Section 5.5; or

               (4) the sale of the Victory Real Assets pursuant to the Victory Real Assets Sale Agreement; provided, however, that the net proceeds from the sale of the Victory Real Assets shall be applied towards the payment of the obligations of the Obligors under the Finance Company Loan Agreement; or

               (5) the sale of the Victory Operating Assets pursuant to the Victory Operating Assets Sale Agreement; provided, however, that the net proceeds from the sale of the Victory Operating Assets shall be applied towards the payment of the obligations of the Obligors under the Finance Company Loan Agreement; or

               (6) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

                    (i) such assets (valued at net book value) do not,  together with all other assets of the Obligors and their respective Subsidiaries previously disposed of during the same Fiscal Year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

                    (ii) in the opinion of the Board of  Directors of MMI in the event the fair market value of such assets being disposed of equals or exceeds $1,000,000 or a Responsible Officer of MMI in the event that the fair market value of such assets being disposed of is less than $1,000,000, the sale is for fair value and is in the best interests of the Obligors; and

                    (iii) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

          provided, however, that for purposes of the foregoing calculation, there shall not be included (x) the Victory Real Assets sold pursuant to the Victory Real Assets Sale Agreement or (y) the Victory Operating Assets sold pursuant to the Victory Operating Assets Sale Agreement or (z) any assets the proceeds of which were or are (A) immediately after the consummation of such sale deposited in an escrow account with a depository institution or trust company of the character described in clause (g) of Section
          5.14 acting as escrow agent, (B) invested in Investments of the character described in clauses (e), (f) or (g) of said Section 5.14, and (C) applied within twelve months of the date of sale of such assets to either (1) the acquisition of assets useful and intended to be used in the operation of the business of the Obligors and their respective Subsidiaries as described in Section
          5.5 and having a fair market value (as determined in good faith by the Board of Directors of MMI in the event the fair market value of such assets being disposed of equals or exceeds $1,000,000 or a Responsible Officer of MMI in the event that the fair market value of such assets being disposed of is less than $1,000,000) at least equal to that of the assets so disposed of or (2) offered on a pro rata basis towards the prepayment at any applicable prepayment premium of Senior Indebtedness (including, without limitation, the Notes) of MMI ranking pari passu with the Notes. It is understood and agreed by the Obligors and each holder of the Notes by its acceptance thereof that any such holder may decline any such offer of prepayment, that the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to decline such prepayment, and that if any such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid as and to the extent provided in Section 2.2.

          Computations pursuant to this Section 5.15(b) shall include dispositions made pursuant to Section 5.15(c) and computations pursuant to Section 5.15(c) shall include dispositions made pursuant to this Section 5.15(b)."

     Section 1.5.  Amendment to Section 8 of the Original Note  Agreement;.  (a)
Section 8.1 of the Original Note Agreement shall be, and is hereby, amended by deleting the definition of "Consolidated Net Income" and replacing it with the following:

          ""Consolidated Net Income" for any period shall mean the gross revenues of MMI and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income and all Corporate Overhead Expense paid or payable during such period), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

               (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

               (b) the proceeds of any life insurance policy;

               (c) net earnings and losses of any Subsidiary of MMI accrued prior to the date it became a Subsidiary of MMI;

               (d) net earnings and losses of any corporation (other than a Subsidiary of MMI), substantially all the assets of which have been acquired in any manner by MMI and its Subsidiaries or any Subsidiary of MMI, realized by such corporation prior to the date of such acquisition;

               (e) net earnings and losses of any corporation (other than a Subsidiary) with which MMI or any of its Subsidiaries shall have consolidated or which shall have merged into or with MMI or any of its Subsidiaries prior to the date of such consolidation or merger;

               (f) net earnings of any business entity (other than a Subsidiary) in which MMI or any of its Subsidiaries has an ownership interest unless such net earnings shall have actually been received by MMI or such Subsidiary in the form of cash distributions;

               (g) any portion of the net earnings of any Subsidiary of MMI which for any reason is unavailable for payment of dividends to MMI or any of its other Subsidiaries;

               (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

               (i) any deferred or other credit representing any excess of the equity in any Subsidiary of MMI at the date of acquisition thereof over the amount invested in such Subsidiary;

               (j) any gain arising from the acquisition of any Securities of MMI or any of its Subsidiaries;

               (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

               (l) any other extraordinary gain.

     Notwithstanding   the  foregoing,   for  purposes  of  the  calculation
     of "Consolidated Net Income" in determining compliance with Section 5.9, for the fiscal quarter ending September 28, 1996 "Consolidated Net Income" shall not be reduced by the one time charge of $1,371,000 resulting  from the discontinued operations of Victory."

     (b) Section 8.1 of the Original Note Agreement shall be, and is hereby, further amended by deleting the definition of "Finance Company Loan Agreement" and replacing it with the following:

          ""Finance Company Loan Agreement" shall mean that certain Loan and Security Agreement dated as of January 9, 1995 as amended March 28, 1996, December 26, 1996 and January 22, 1997 among the Obligors, Sanwa Business Credit Corporation, as agent and lender, and the Finance Company Lenders named therein."

     (c) Section 8.1 of the Original Note Agreement shall be, and is hereby, further amended by deleting the definition of "Taiwanese Subsidiary" and replacing it with the following:

          ""Taiwanese Subsidiary" shall mean Asbury Worldwide (Taiwan) Company Ltd., and any Person who succeeds to all, or substantially all, of the assets and business of Asbury Worldwide (Taiwan) Company Ltd."

     (d) Section 8.1 of the Original Note Agreement shall be, and is hereby, further amended by adding thereto the following definitions:

          ""MPC  Revolving   Credit   Facility"  shall  mean  PCI  Bank  omnibus
     credit-line."

          ""Victory Operating Assets" shall mean all of the assets of Victory other than the Victory Real Assets."

          ""Victory Operating Assets Sale Agreement" shall mean that certain Agreement of Purchase and Sale dated December 27, 1996 between Victory Acquisition Group, LLC, a Delaware limited liability company, and Victory."

          ""Victory Real Assets" shall mean the real property of Victory."

          ""Victory  Real  Assets  Sale  Agreement"   shall  mean  that  certain
     Agreement of Purchase and Sale dated October 28, 1996 between Vineland Construction Co. and Victory."

SECTION 2. WAIVER AND CONSENTS.

     Section 2.1. Upon and by virtue of this Second Amendment becoming effective as herein contemplated, the execution, delivery and performance of the Second Amendment to Loan and Security Agreement in the form attached hereto as Exhibit A and the execution, delivery and performance of the Third Amendment to Loan and Security Agreement in the form attached hereto as Exhibit B are hereby consented to and approved by the Noteholder. Any failure of the Obligors to comply with the provisions of Section 5.19, which failure constitutes an Event of Default under the Original Note
Agreement, as a result of the execution, delivery or performance such Second Amendment to Loan and Security Agreement or Third Amendment to the Loan and Security Agreement shall be deemed to have been waived by the Noteholder.

     Section 2.2. The Company understands and agrees that the waivers contained in this Section 2 pertain only to the matters and to the extent herein described and not to any other actions of the Obligors under, or matters arising in connection with, the Original Note Agreement or to any rights which you have arising by virtue of any such other actions or matters.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

     Section 3.1. To induce the Noteholder to execute and deliver this Second Amendment to Note Agreement, each of the Obligors represents and warrants to Noteholder (which representations shall survive the execution and delivery of this Second Amendment to Note Agreement) that:

          (a) this Second Amendment to Note Agreement has been duly authorized, executed and delivered by it and this Second Amendment to Note Agreement constitutes the legal, valid and binding obligation, contract and agreement of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (b) the Original Note Agreement, as amended by this Second Amendment to Note Agreement, constitutes the legal, valid and binding obligations, contracts and agreements of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (c) the execution, delivery and performance by such Obligor of this Second Amendment to Note Agreement (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws,
     (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
     (iii)(A)(3) of this Section 3.1(c);

          (d) as of the date hereof and after giving effect to this Second Amendment to Note Agreement, no Default or Event of Default has occurred which is continuing;

          (e) the representations and warranties set forth in Exhibit B to the First Amendment are true and correct on and as of the Effective Date as if made on such date; and

          (f) since September 30, 1996 there has been no material adverse change in the business, financial or other conditions of any Obligor, or in the collateral securing of the Notes or in the prospects of any Obligor, other than the one-time charge of $1,371,000 from the discontinued operations of Victory.

SECTION 4. CONDITIONS PRECEDENT.

     The effectiveness and validity of this Second Amendment to the Note Agreement is subject to the satisfaction of the following conditions precedent:

     (a) The Noteholder of the shall have received the following, all of which must be satisfactory in form and substance to such Noteholder:

          (i) this Second Amendment to Note Agreement, duly executed by the Obligors;

          (ii) an opinion of D'Ancona & Pflaum, special counsel to the Obligors, to the effect that: (A) this Second Amendment to Note Agreement has been duly authorized by all necessary corporate action on the part of the Obligors, has been duly executed and delivered by the Obligors and constitutes the legal, valid and binding contract of the Obligors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); (B) no approval, consent or withholding of objection on the part of, or filing or registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of this Second Amendment to Note Agreement or any other agreements being delivered by the Obligors in connection with 1997 Changes; (C) the execution, delivery and performance by the Obligors of this Second

     Amendment to Note Agreement, or any other agreement being delivered in connection with 1997 Changes do not conflict with or result in the breach of any of the provisions of, or constitute a default under or result in the creation or imposition of any Lien upon any property of the Obligors pursuant to the Articles of Incorporation or By-laws of the Obligors or any agreement, license or other instrument known to such counsel to which either of the Obligors is a party or by which either of such Obligors may be bound; and such opinion shall cover such other matters relating to this Second Amendment to Note Agreement as the Noteholder may reasonably request.

          (b) This Second Amendment to Note Agreement shall have been executed and delivered by the Noteholder.

          (c) The Obligors shall have entered into amendments to the Finance Company Loan Agreement in connection with the 1997 Changes satisfactory in form and substance to the Noteholder.

          (d) The Parent Corporation shall have delivered its consent to the 1997 Changes and reaffirmed its obligations under the Support Agreement, by its execution and delivery of the Parent Support Letter in the form of Exhibit C hereto.

          (e) The Noteholder shall have received copies, certified as being true, correct and complete, of the Victory Sale Agreement and evidence satisfactory in form and substance to it that the transactions contemplated therein have been consummated.

          (f) The  representations  and warranties of the Obligors  contained in
     Section 3 of this Second Amendment to Note Agreement shall be true and correct as of the Effective Date.

          (g) The Noteholder shall have received, pursuant to Section 5.22 of the Original Note Agreement, the executed Subsidiary Guaranty for the Taiwanese Subsidiary and pursuant to Section 6 of the First Amendment a stock pledge agreement between MMI and the Security Trustee regarding the capital stock of the Taiwanese subsidiary together with the shares of such capital stock duly endorsed in blank.

SECTION 5. MISCELLANEOUS.

     Section 5.1. Effective Date; Ratification. The amendments contemplated by this Second Amendment to Note Agreement shall be effective as of the date (the "Effective Date") upon which (a) all conditions set forth in Section 4 hereof have been satisfied, (b) the Noteholder shall have received a copy of the agreements entered into by the Obligors with the Finance Company Lenders with respect to the 1997 Changes, and (c) the fees and expenses of Chapman and Cutler shall have been paid by the Obligors. Except as amended herein, the terms and provisions of the Original Note Agreement are hereby ratified, confirmed and approved in all respects.

     Section 5.2. Successors and Assigns;. This Second Amendment to Note Agreement shall be binding upon the Obligors and their respective successors and assigns and shall inure to the benefit of the Holders and to the benefit of their successors and assigns, including each successive holder or holders of any Notes.

     Section 5.3. Counterparts;. This Second Amendment to Note Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

     Section 5.4. Fees and Expenses;. Whether or not the Effective Date occurs, the Company agrees to pay all reasonable fees and expenses of the Holders and special counsel to the holders in connection with the preparation of this Second Amendment to Note Agreement.

     Section 5.5. No Legend Required;. Any and all notices, requests, certificates and other instruments may refer to the Original Note Agreement or the Note Agreement dated as of January 1, 1995 without making specific reference to this Second Amendment to Note Agreement, but nevertheless all such references shall be deemed to include this Second Amendment to Note Agreement unless the context shall otherwise require.

     Section 5.6. Governing Law;. This Second Amendment to Note Agreement shall be deemed contracts and instruments made under the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Note Agreement as of the day and year first above written.

                                      MIDDLEBY MARSHALL INC.
                                      By
                                        ----------------------
                                      Its  Executive Vice President

                                      ASBURY ASSOCIATES, INC.
                                      By
                                        ----------------------
                                      Its  Vice President

                                      VICTORY REFRIGERATION COMPANY
                                      By
                                        ----------------------
                                      Its  Vice President

                                      VICTORY INTERNATIONAL, INC.
                                      By
                                        ----------------------
                                      Its  Vice President


Accepted as of January 22, 1996.

                                      THE NORTHWESTERN MUTUAL LIFE
                                      INSURANCE COMPANY

                                      By
                                        ----------------------

                                      Its